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                                                                    EXHIBIT 99.2

                             HUMBOLDT BANCORP (TM)

                        Special Meeting of Shareholders

                               December 15, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    PLEASE COMPLETE, DATE, SIGN AND MAIL THE
         DETACHED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                  PROXY VOTING

 YOU CAN VOTE IN ONE OF THREE WAYS: 1) BY MAIL, 2) BY PHONE OR 3) BY INTERNET.

              See the reverse side of this sheet for instructions.

 IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF THIS
             PROXY, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

                        Illinois Stock Transfer Company
                      209 W. Jackson Boulevard, Suite 903
                          Chicago, Illinois 60606-6905

                             DETACH PROXY CARD HERE
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THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN
THE MANNER DIRECTED ON THIS CARD. IN THE EVENT THAT NO SUCH DIRECTION IS GIVEN HEREON AND THIS PROXY IS NOT SUBSEQUENTLY REVOKED OR SUPERSEDED, THE PROXY HOLDERS NAMED ON THE REVERSE SIDE INTEND TO VOTE FOR THE MERGER PROPOSAL AND FOR THE AMENDMENT TO THE EQUITY INCENTIVE PLAN PROPOSAL LISTED ON THE REVERSE.

                                        Dated                             , 2003
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                                        (Please sign here)

TO ENSURE A QUORUM, YOU ARE URGED TO DATE, COMPLETE, AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU INTEND TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

HUMBOLDT BANCORP

If you plan to personally attend the special meeting of shareholders on December 15, 2003, please check the box and list the names of attendees below.

Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the special meeting. [ ]

Name(s) of  persons attending:

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                                TO VOTE BY MAIL

To vote by mail, complete both sides, sign, date and return this proxy in the envelope provided.

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                              TO VOTE BY TELEPHONE

To vote by telephone, follow these steps:

1.    Read the accompanying Proxy Statement.

2. Using a touch-tone telephone, call Toll Free 1.800.555.8140 and follow the instructions

3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

Please note that all votes cast by telephone must be submitted prior to 11:59 PM Central Time on Friday, December 12, 2003.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

       IF YOU VOTE BY TELEPHONE PLEASE DO NOT RETURN THIS PROXY BY MAIL.

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                              TO VOTE BY INTERNET

To vote by Internet, follow these steps:

1.    Read the accompanying Proxy Statement.

2. Visit our Internet voting Site at HTTP://WWW.EPROXYVOTE.COM/IST-HMBCM/ and follow the instruction on the screen.

3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be submitted prior to 11:59 PM Central Time on Friday, December 12, 2003.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

THIS IS A "SECURED" WEB SITE. YOUR SOFTWARE AND/OR INTERNET PROVIDER MUST BE "ENABLED" TO ACCESS THIS SITE. PLEASE CALL YOUR SOFTWARE OR INTERNET PROVIDER FOR FURTHER INFORMATION.

        IF YOU VOTE BY INTERNET PLEASE DO NOT RETURN THIS PROXY BY MAIL.

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REVOCABLE PROXY                                                 HUMBOLDT BANCORP

The undersigned appoint(s) R. Blair Reynolds and Patrick J. Rusnak, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to represent and to vote, as designated below, all shares of common stock of Humboldt Bancorp (the "Company") that the undersigned would be entitled to vote if personally present, at the special meeting of shareholders of the Company to be held at 2440 Sixth Street, Eureka, California, on Monday, December 15, 2003, at 4:00 p.m., Pacific Time, upon the following items as set forth in the Notice of Special Meeting and Proxy Statement. No other business may be transacted at the special meeting. The undersigned may revoke this Proxy at any time prior to its exercise.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]

1. To approve the principal terms of the merger contemplated by the Agreement and Plan of Merger, dated August 11, 2003, by and between Humboldt Bancorp and California Independent Bancorp, pursuant to which California Independent Bancorp will merge with and into Humboldt Bancorp, including the issuance of Humboldt Bancorp common stock in connection with the merger.

                        [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

2. To approve an amendment to the Amended and Restated Humboldt Bancorp and Subsidiaries 2001 Equity Incentive Plan to expand eligibility for participation under the 2001 Equity Incentive Plan to allow all employees and officers of Humboldt Bancorp or a subsidiary to be eligible to receive awards under the 2001 Equity Incentive Plan. If adopted, the amendment would change the definition of "Eligible Person" in Section 26.9 of the 2001 Equity Incentive Plan to read as follows:

      "Eligible Person" means, in the case of the grant of an Incentive Stock Option, all employees of Bancorp or a Subsidiary, and in the case of a Non-qualified Stock Option, Restricted Stock, Stock Appreciation Right and Stock Bonus, all employees, officers or directors of Bancorp or a Subsidiary.

                        [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

                                      (Continued and to be signed on other side)